UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Food Group Company (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to its Current Report on Form 8-K, filed on November 13, 2019 (the “Original Form 8-K”), in order to correct an error related to the maximum number of shares of the Company’s common stock (“Common Stock”) that may be issued pursuant to the Company’s 2015 Omnibus Incentive Plan (the “Amended Omnibus Incentive Plan”), as amended by the amendment (the “Omnibus Incentive Plan Amendment”) approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on November 13, 2019. The Original Form 8-K correctly stated that the Omnibus Incentive Plan Amendment increased the number of shares of Common Stock that may be issued pursuant to the Amended Omnibus Incentive Plan by 4,000,000 shares, resulting in 8,850,000 shares of Common Stock issuable under the Amended Omnibus Incentive Plan, rather than 14,000,000 shares as previously disclosed.

The Company has attached to this Amendment No. 1 an updated version of the Omnibus Incentive Plan Amendment that reflects the correct total number of shares of Common Stock that may be issued pursuant to the Amended Omnibus Incentive Plan.

Except as described above, none of the disclosures in the Original Form 8-K have been amended or updated.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Amendment No. 1 to the 2015 Omnibus Incentive Plan

104	Cover page Interactive Data File (embedded within Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: November 19, 2019	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary